EXHIBIT 5







                          REGISTRATION RIGHTS AGREEMENT

                            Dated as of July 2, 2001

                                     Between

                                  RIVERDALE LLC

                                       and

                             GENESISINTERMEDIA, INC.






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                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of July 2, 2001, by and between Riverdale LLC, a Delaware corporation (the "Securityholder") and GenesisIntermedia, Inc., a Delaware corporation (the "Company").

         WHEREAS the Company and the Securityholder have entered into a letter agreement dated July 2, 2001, pursuant to which Securityholder has made a conditional commitment to provide loans to Company and to provide certain investment banking services , each on the basis set forth therein (the "Agreement");

         WHEREAS as part of the Agreement, the Company is simultaneously herewith issuing to the Securityholder warrants (the "Warrants") to purchase an aggregate of 4,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock") subject to the terms and conditions set forth in the Warrant Agreement (as defined below);

         WHEREAS as part of the Agreement, Ramy El-Batrawi, the Chairman and Chief Executive Officer of the Company, has agreed to grant to the Securityholder options (the "Options") to purchase an aggregate of 1,500,000 shares of the Company's Common Stock subject to the terms and conditions set forth in the Option Agreement (as defined below); and

         WHEREAS the Company and the Securityholder wish to enter into this Agreement to provide for certain registration rights for the shares of Common Stock issuable upon exercise of the Warrants and underlying the Options.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the Company and the Securityholder, intending legally to be bound, hereby agree as follows.


         SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in, the Warrant Agreement, the Option Agreement and the Letter Agreement. The following terms shall have the following meanings:

         "Affiliate" of any Person means any other Person who either directly or indirectly is in Control of, is Controlled by, or is under common Control with such Person.

         "Business Day" shall mean any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the City of New York are authorized by law, regulation or executive order to close.

         "Capital Stock" shall mean any and all shares, interests, participation rights or other equivalents (however designated) of capital stock of the Company, and any and all rights, warrants and options to purchase any of the foregoing.

         "Closing" shall mean the date hereof.

         "Commission" or "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.


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         "Company" shall mean GenesisIntermedia,  Inc., a Delaware corporation, and any successor to GenesisIntermedia, Inc. by way of merger, consolidation, share exchange, or other reorganization or recombination.

         "Control" shall mean the power to direct the affairs of an entity by reason of ownership of equity securities, by contract, or otherwise.

         "Current Registration Statements" shall mean the Company's Registration Statement on Form S-3 filed with the SEC on April 18, 2001 (SEC File No. 333-59122), as amended from time to time, and the Company's Registration Statement on Form S-3 filed with the SEC on July 10, 2000 (SEC File No. 333-41120), as amended from time to time.

         "Daily Delay Payment" shall mean a daily cash payment equal to $35,000.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

         "Option Agreement" shall mean the Option Agreement dated as of the date hereof between Securityholder and Ramy El-Batrawi.

         "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, any instrumentality, division, agency, body or department thereof).

         "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         "Register," "Registered" and "Registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         "Registrable Class" shall mean the class of Capital Stock that includes the Registrable Securities.

         "Registrable Securities" shall mean (i) the Common Stock or the securities issued or issuable to Securityholder upon exercise of the Warrants,
(ii) all Common Stock transferred or transferable to Securityholder upon exercise of the Options, (iii) any common stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend, split or reverse split, combination, recapitalization, reclassification, merger or consolidation, exchange, or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by the Securityholder in a transaction in which the Securityholder's rights under this Agreement are specifically not assigned. In addition, should Securityholder become an Affiliate of the Company while holding Registrable Securities,

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then any other securities of the Company held by Securityholder shall also be
Registrable Securities. Notwithstanding the foregoing, common stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a registered public distribution, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under
Section 4(1) thereof (including Rule 144 promulgated thereunder) so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale and securities issuable upon any stock split, stock dividend, recapitalization or similar event with respect to the foregoing.

         "Registration Expenses" shall have the definition set forth in Section 7 hereof.

         "Registration Statement" shall mean any registration statement which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         "Required Effective Date" shall mean September 27, 2001 or such earlier date on which Ramy El-Batrawi shall have disposed in any way, including, but not limited to, by the grant of any right to purchase, of any shares of Common Stock owned by him

         "Rule 144" shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

         "Rule 144A" shall mean Rule 144A promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

         "Rule 415" shall mean Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the SEC.

         "Securities Act" shall mean the Securities Act of 1933, as amended (or any similar successor federal statute), and the rules and regulations thereunder, as the same are in effect from time to time.

         "Shelf Registration" shall mean the registration of Registrable Securities for sale on a continuous or delayed basis pursuant to Rule 415.

         "Shelf Registration Statement" shall mean a Registration Statement filed in connection with a Shelf Registration.

         "Warrant Agreement" shall mean the Warrant Agreement dated as of the date hereof between the Securityholder and the Company.

         "Underwritten Offering" shall mean a registered offering in which securities of the Company are sold to an underwriter for resale to the general public.


         SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT. The securities entitled to the benefits of this Agreement are the Registrable Securities. This Agreement will terminate with respect to the Securityholder at such time as Rule 144 or another similar exemption under the

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Securities Act is available for the sale of all of the Securityholder's
Registrable Securities without restriction as to volume.


         SECTION 3.      REQUIRED AND DEMAND REGISTRATIONS.

                  (a) REQUIRED REGISTRATION. The Company shall file a Registration Statement as promptly as possible after the date hereof and shall cause to become effective on or before the Required Effective Date relating to, the Registrable Securities held by the Securityholder on the date hereof. To the extent practicable, such Registration shall be effected as a Shelf Registration.

                  (b) DEMAND REGISTRATION. Upon the written request of the Securityholder requesting that the Company effect the Registration under the Securities Act, at any time 90 days after the Closing, the Company will use its best efforts to effect, as expeditiously as possible, the Registration under the Securities Act of such Registrable Securities; provided, however, that the Company shall not be obligated to effect more than two demand registrations pursuant to this Section 3. To the extent practicable, such Registration shall be effected as a Shelf Registration but may, at the request of the Securityholder, be an underwritten registration..

                   (c) EFFECTIVENESS OF REGISTRATION STATEMENT. The Company agrees to use its best efforts to (i) cause the Registration Statement relating to any required or demand registration pursuant to this Section 3 to become effective as promptly as practicable; (ii) thereafter keep such Registration Statement effective continuously for the period specified in the next succeeding paragraph; and (iii) prevent the occurrence of any event of the kinds described in clauses (4), (5) and (6) of Section 5(a)(iii).

                  A required or demand registration requested pursuant to this
Section 3 will not be deemed to have been effected unless the Registration Statement relating thereto has become effective under the Securities Act and remained continuously effective (except as otherwise permitted under this Agreement) for a period ending on the date on which all Registrable Securities covered thereby are eligible for sale without limitation as to volume pursuant to Rule 144), subject to extension as provided in the final paragraph of Section 5(a), and the date on which all Registrable Securities covered by such Registration Statement have been sold and the distribution contemplated thereby has been completed; provided, however, that if, after such Registration Statement has become effective, the offering of the Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or similar order of the SEC or other governmental agency or court (other than by reason of any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by the Securityholder to the Company specifically for inclusion therein), such registration will be deemed not to have been effected. The Company undertakes to use its best efforts to cause such interference to be removed or terminated.

                  (d) INCLUSION OF OTHER SECURITIES. The Company, and any other holder of the Company's securities who has registration rights (an "additional requesting holder"), may include its securities in any required or demand registration effected pursuant to this Agreement; provided, however, that if the managing underwriter or underwriters of a proposed Underwritten

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Offering contemplated thereby advise the Securityholder in writing that the total amount or kind of securities which the Company or any such additional requesting holder intends to include in such proposed public offering is sufficiently large or of a type to materially adversely affect the success of the proposed public offering requested by the Securityholder, then the amount of securities to be offered for the account of the Company or any such additional requesting holder, except Securityholder, shall be reduced pro rata, to zero if necessary.

                  (e) DELAY OF REGISTRATION. Notwithstanding the terms of this Section 3, if the Company shall furnish to the Securityholder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Securityholders; provided, however, that the Company may not utilize this right with respect to a required registration pursuant to Section 3 (a), more than once in any 12-month period with respect to registration requests made pursuant to Section 3(b) provided that the aggregate of the period of any such deferral and the period in which dispositions of Registrable Securities are restricted pursuant to this Section 3 and Section 10(c) shall not exceed 120 days in any 12-month period.

                  Notwithstanding the foregoing provisions of this Section 3(e), if the Registration Statement relating to the required Registration provided for in Section 3(a) has not become effective on or before the Required Effective Date, then the Company shall pay to the Securityholder a Daily Delay Payment for each Business Day following the Required Effective Date that such Registration Statement is not so effective. Notwithstanding the foregoing, there shall be excluded from the calculation of the number of days that such Registration Statement has not been declared effective delays that are solely attributable to delays in the Securityholder providing information required for the Registration Statement. Each Daily Delay Payment will be payable to the Securityholder in cash or other immediately available funds on the date that such Daily Delay Payment is incurred.


         SECTION 4. PIGGYBACK REGISTRATION. If the Company at any time proposes to file a registration statement with respect to any class of equity securities, whether for its own account (other than the Current Registration Statements or in connection with any registration statement contemplated by
Section 3 or a registration statement on Form S-4 or S-8 (or any successor or substantially similar form), or a registration statement filed in connection with an exchange offer or offering or securities solely to the Company's existing securityholders), or for the account of a holder of securities of the Company (a "Requesting Securityholder"), then the Company shall in each case give written notice of such proposed filing to the Securityholder at least 15 Business Days before the anticipated filing date of any such registration statement by the Company, and such notice shall offer to the Securityholder the opportunity to have any or all of the Registrable Securities held by the Securityholder included in such registration statement. If the Securityholder desires to have its Registrable Securities registered under this Section 4, the Securityholder shall so advise the Company in writing within 15 days after the date of receipt of such notice (which request shall set forth the amount of Registrable Securities for which registration is requested), and the Company shall include in such Registration Statement all such

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Registrable Securities so requested to be included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed public offering advises the Company in writing that the total amount or kind of securities which the Securityholder, the Company and any other persons or entities intended to be included in such proposed public offering is sufficiently large to materially adversely affect the success of such proposed public offering, then (A) the amount or kind of securities to be offered for the accounts of the Company and holders of securities of the Company (except for the Securityholder), to the extent that the Company did not initiate such registration for its own account or such holders of securities are not Requesting Securityholders, shall first be reduced pro rata, and (B) if the amount of securities to be offered for such accounts is reduced to zero, to the extent further reduction is necessary, the amount or kind of securities to be offered for the account of the Securityholder shall next be reduced to the extent necessary to reduce the total amount or kind of securities to be included in such proposed public offering to the amount or kind recommended by such managing underwriter or underwriters before the securities offered by the Company, to the extent the Company has initiated the registration for its own account, or any Requesting Securityholder, are so reduced. If the securities proposed to be included by the Securityholder are reduced, then number of registration requests permitted to the Securityholder pursuant to Section 3(a) shall be increased by one for each such reduction.

         Notwithstanding the foregoing, the Company may withdraw any registration statement that is subject to this Section 4 at any time prior to the time it became effective.


         SECTION 5.      REGISTRATION PROCEDURES.

                  (a) GENERAL. In connection with the Company's Registration obligations hereunder, the Company will:

                        (i) prepare and file with the SEC a new R egistration Statement or such amendments and post-effective amendments to an existing Registration Statement as may be necessary to keep such Registration Statement effective for the time periods set forth in Section 3, provided that no Registration Statement shall be required to remain in effect after all Registrable Securities covered by such Registration Statement have been sold and distributed as contemplated by such Registration Statement, and, provided, further, that as soon as practicable, but in no event later than three Business Days before filing such Registration Statement, any related Prospectus or any amendment or supplement thereto, other than any amendment or supplement which is automatically and solely made as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement, the Company shall furnish to the Securityholder and the underwriters, if any, copies of all such documents proposed to be filed, which documents shall be subject to the review of the Securityholder.

                       (ii) not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than any amendment or supplement which is automatically and solely made as a result of incorporation by reference of documents filed with the SEC subsequent to the filing of such Registration Statement) to which the managing underwriters of the applicable offering, if any, or the Securityholder shall have reasonably

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objected in writing to the effect that such Registration Statement or amendment thereto or Prospectus or supplement thereto does not comply in all material respects with the requirements of the Securities Act (provided that the foregoing shall not limit the right of the Securityholder when its shares are covered by a Registration Statement to reasonably object, within two Business Days after receipt of such documents, to any particular information that is to be contained in such Registration Statement, amendment, Prospectus or supplement that relates specifically to the Securityholder, including, without limitation, any information describing the manner in which the Securityholder acquired such Registrable Securities and the intended method or methods of distribution of such Registrable Securities), and if the Company is unable to file any such document due to the objections of such underwriters or the Securityholder, the Company shall use its best efforts to cooperate with such underwriters and the Securityholder to prepare, as soon as practicable, a document that is responsive in all material respects to the reasonable objections of such underwriters and the Securityholder; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to the Company with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                      (iii) notify the Securityholder promptly (1) when a new Registration Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any new Registration Statement or post-effective amendment, when it has become effective, (2) of any request by the SEC for amendments or supplements to any Registration Statement or Prospectus or for additional information, (3) of the issuance by the SEC of any comments with respect to any filing, (4) of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose, (5) in the case of an Underwritten Offering, if at any time the representations and warranties of the Company contemplated by paragraph (xii) below cease to be true and correct as of any time they are required to be true and correct, (6) of any suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (7) of the happening of any event which makes any statement of a material fact made in any Registration Statement, Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in any Registration Statement, Prospectus or any document incorporated therein by reference in order to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; and make every reasonable effort to obtain as promptly as practicable the withdrawal of any order or other action suspending the effectiveness of any Registration Statement or suspending the qualification or registration (or exemption therefrom) of the Registrable Securities for sale in any jurisdiction;

                       (iv) if reasonably requested by the managing underwriter or underwriters or the Securityholder when Registrable Securities are being sold in connection with an Underwritten Offering, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Securityholder agree should be included therein relating to the sale of the Registrable
Securities, including, without

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limitation, information with respect to the aggregate number of shares of
Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and promptly make all required filings of such Prospectus supplement or post-effective amendment;

                        (v) promptly after the filing of any document which is to be incorporated by reference into a Registration Statement or Prospectus, provide a copy of such document to the Securityholder;

                       (vi) furnish to the Securityholder, without charge, the number of manually signed copies and as many conformed copies as may reasonably be requested, of the then effective Registration Statement and any post-effective amendments thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                      (vii) deliver to the Securityholder, without charge, as many copies of the then effective Prospectus (including each prospectus subject to completion) and any amendments or supplements thereto as the Securityholder may reasonably request;

                     (viii) use reasonable best efforts to register or qualify or cooperate with the Securityholder and its counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Securityholder reasonably requests in writing and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the then effective Registration Statement; provided, however, that the Company will not be required to (1) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, but for this paragraph (viii) or (2) subject itself to general taxation in any such jurisdiction where it would not otherwise be subject to such taxation;

                       (ix) cooperate with the Securityholder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the Securityholder may request at least two Business Days prior to any sale of Registrable Securities to the underwriters or any other Person;

                        (x) upon the occurrence of any event contemplated by clause (7) of paragraph (iii) above, promptly prepare and furnish to the
Securityholder a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;



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                       (xi)    cause all Registrable  Securities covered by the
Registration Statement to be listed on each securities exchange (or quotation system operated by a national securities association) on which securities of the same class issued by the Company are then listed, and provide a transfer agent for such Registrable Securities no later than the effective date of such Registration Statement;

                      (xii) in the case of an Underwritten Offering, enter into an underwriting agreement and take all such other actions in connection therewith in order to expedite and facilitate the disposition of such Registrable Securities, in each case as is reasonable and customary, and in connection therewith, (1) make such representations and warranties to the Securityholder and the underwriters in form, substance and scope as are customarily made by issuers to underwriters in secondary underwritten offerings;
(2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the underwriters and the Securityholder and shall cover the matters customarily covered in opinions requested in secondary underwritten offerings and such other matters as may be reasonably requested by the Securityholder and underwriters);
(3) obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company addressed to the Securityholder and the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with secondary underwritten offerings; (4) provide such indemnification and contribution undertakings pursuant to such underwriting agreement as are customarily included in such agreements or reasonably required by such underwriters; and (5) deliver such documents and certificates as may be reasonably requested by the Securityholder and the managing underwriters to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company in respect of the relevant offering. The above shall be done at each closing under such underwriting or similar agreement;

                     (xiii) provide a CUSIP number for the Registrable Securities no later than the effective date of such Registration Statement;

                     (xiv)     in the case of any nonunderwritten offering:
(1) obtain customary and reasonable opinions of counsel to the Company at the time of effectiveness of such Registration Statement covering such offering and updates thereof of customary frequency, addressed to the Securityholder; (2) obtain "cold comfort" letters from the independent certified public accountants of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Securityholder, updates thereof of customary frequency, in each case addressed to the Securityholder and covering matters that are no more extensive in scope than would be customarily covered in "cold comfort" letters and updates obtained in secondary underwritten offerings by issuers with similar market capitalization and reporting and financial histories; provided that any letter or update described in this clause (2) shall only be required to the extent such letters are being issued in respect of nonunderwritten secondary offerings under then prevailing accounting practices; and (3) deliver a certificate of a senior executive officer of the Company at the time of effectiveness of such Registration Statement and, upon the request of the Securityholder, updates thereof of customary frequency, such certificates to cover matters no

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more extensive in scope than those matters customarily covered in officer's certificates delivered in connection with underwritten offerings by issuers with similar market capitalization and reporting and financial histories;

                     (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and the federal and state securities laws relating to such registration and the distribution of the securities being offered and make generally available to its securities holders earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts offering, or, if not sold to underwriters in such an offering, beginning with the first month of the first fiscal quarter commencing after the effective date of such Registration Statement, which earning statements shall cover such 12-month periods;

                     (xvi) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.;

                     (xvii)    make   available   for   inspection  by  a
representative of the Securityholder, any underwriter participating in any disposition pursuant to such Registration, and any attorney or accountant retained by the Securityholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by, and to cooperate fully with, any such representative, underwriter, attorney or accountant in connection with such Registration, and otherwise to cooperate fully in connection with any due diligence investigation; provided that such representatives, underwriters or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure to them of any such information, records or documents;

                     (xviii)   subject to the proviso in paragraph (viii)
above, cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Securityholder, or the underwriters, if any, thereof to consummate the disposition of such Registrable Securities (other than as may be required by the governmental agencies or authorities of any foreign jurisdiction and other than as may be required by a law applicable to the Securityholder by reason of its own activities or business other than the sale of Registrable Securities); and

                     (xix) use its best efforts to take all action necessary or advisable to effect such Registration in the manner contemplated by this Agreement and the applicable Registration Statement.

                  The Company may require the Securityholder to furnish to the Company such information regarding the Securityholder and the distribution of such securities as the Company may from time to time reasonably request in writing.

                  (b) THE SECURITYHOLDER'S OBLIGATIONS AND RESTRICTIONS. In connection with any Registration Statement in which the Securityholder is participating, the Securityholder will furnish to the Company in writing such information as the Company reasonably requests

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which is required for use in connection with any such Registration Statement or related Prospectus. The Securityholder agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(iii), the Securityholder will forthwith discontinue disposition of Registrable Securities pursuant to the then current Prospectus until (1) the Securityholder is advised in writing by the Company that a new Registration Statement covering the offer of Registrable Securities has become effective under the Securities Act or (2) the Securityholder receives copies of a supplemented or amended Prospectus contemplated by Section 5(a)(x), or until the Securityholder is advised in writing by the Company that the use of the Prospectus may be resumed. If the Company shall have given any such notice during a period when a required or demand Registration is in effect or if any action is taken by the Company that results in the Securityholder not being able to dispose of such Registrable Securities during the applicable period, without limiting any other remedy available to the Securityholder, the Company shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during which any such disposition of Registrable Securities is discontinued pursuant to this paragraph or as a result of such action. The Company shall use its best efforts to limit the duration of any discontinuance with respect to the disposition of Registrable Securities pursuant to this paragraph. The Company shall use its reasonable best efforts to keep the Securityholder informed from time to time of the status of such discontinuance and shall, as soon as permitted by law, give a notice which will permit the Securityholder to resume disposing of the Registrable Securities under this Section..

                  (c) ADDITIONAL PROCEDURES FOR SHELF REGISTRATION. If the Securityholder becomes entitled to receive any securities in respect of Registrable Securities that were already included in a Shelf Registration Statement, subsequent to the date such Shelf Registration Statement is declared effective, and the Company is unable under the securities laws to add such securities to the then-effective Shelf Registration Statement, the Company, as promptly as reasonably practicable, shall file, in accordance with the procedures more particularly set forth in Section 5(a), an additional Shelf Registration Statement with respect to any such new Registrable Securities. The Company shall use its best efforts to have any such additional Registration Statement declared effective as promptly as reasonably practicable after such filing and to keep such additional Shelf Registration Statement continuously effective during the period specified in the second paragraph of Section 3(b). A request to file an additional Shelf Registration Statement pursuant to this paragraph shall not constitute a demand under Section 3(b).


         SECTION 6.      HOLDBACK AND LOCK-UP AGREEMENTS.

                  (a) In the case of any underwritten offering of Registrable Securities pursuant to Section 3, including under any Shelf Registration Statement, each of the Company and Ramy El-Batrawi agrees, if and to the extent requested in writing by the managing underwriter or underwriters administering such offering, as promptly as reasonably practicable prior to the commencement of the 15-day period referred to below, not to effect any public sale or distribution (other than sales pursuant to the same Registration Statement, as permitted under this Agreement, or the Current Registration Statements, or any registration on Form S-8 or S-4 (or any successor or substantially similar form or a registration statement filed in connection with an exchange offer or offering of securities solely to the Company's existing securityholders)), of any equity securities of the Company during the period beginning 15 days prior to the closing date of each underwritten offering of Registrable Securities and during the period ending on the earlier of (i) 90 days after such closing date and (ii) the date such sale or distribution is permitted by such managing underwriter or underwriters. Any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities similar to any issue of the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during such period.

                  (b) The Securityholder agrees that for a period of one year from the date hereof it shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale or loan of securities), grant any option to purchase or otherwise transfer or dispose of (other than to Affiliates of the Securityholder (and the equityholders of any successor entities thereto) and their Affiliates that agree to be similarly bound) any of the Options or Warrants, the Registrable Securities provided, however, that if Ramy El-Batrawi or any entity controlled by him disposes of any shares of Company common stock, including by grant of options thereon, during that one-year period other than pursuant to exercise of the Option, then the obligation on the part of the Securityholder not to dispose of such securities shall be terminated and the Securityholder shall thereafter be entitled to sell any of the Options or Warrants or the Registrable Securities in any lawful manner.


         SECTION 7. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications or registrations (or the obtaining of exemptions therefrom) of the Registrable Securities), printing expenses (including expenses of printing Prospectuses), messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of its counsel and its independent certified public accountants (including the expenses of any special audit or "comfort" letters required by or incident to such performance or compliance), securities acts liability insurance (if the Company elects to obtain such insurance), fees and expenses of any special experts retained by the Company in connection with any Registration hereunder, fees and expenses of other Persons retained by the Company, fees and expenses of one counsel for the Holders selected by the Securityholder, incurred in connection with each Registration hereunder, and reasonable out-of-pocket expenses incurred by the Securityholder (all such expenses being referred to as "Registration Expenses"), shall be borne by the Company, whether or not any registration statement becomes effective; provided, that Registration Expenses shall not include any underwriting discounts, commissions or fees attributable to the sale of the Registrable Securities (other than sales of securities for the account of the Company).


         SECTION 8.      INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE COMPANY. The Company hereby agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Securityholder, its officers, directors, employees, partners, principals, equity holders, managed or advised accounts, advisors and agents, and each Person who controls the Securityholder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation and reasonable legal fees and expenses) resulting from (1) any untrue statement of a material fact in, or any omission of a material fact required to be stated in, any Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the Securityholder, its agents, representatives, partners, employers, officers and directors expressly for use therein, (2) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any registration, qualification or compliance effected by the Company pursuant to its obligations hereunder, or (3) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed to undertake such registration or qualification on behalf of the Securityholder in connection with the Company's obligations hereunder; provided, however, that the indemnification provided for in this Section 8(a) shall not inure to the benefit of the Securityholder with respect to any sale or disposition of Registrable Securities by the Securityholder in violation of the provisions of Section 5(b) hereof.

                  (b) INDEMNIFICATION BY THE SECURITYHOLDER. In connection with any Registration Statement in which the Securityholder is participating, the Securityholder hereby agrees to indemnify and hold harmless, to the full extent permitted by law, but without duplication, the Company, its officers, directors, shareholders, employees, advisors and agents, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact in, or any omission of a material fact required to be stated in, the Registration Statement or Prospectus or necessary to make the statements therein (in the case of a Prospectus in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by the Securityholder to the Company specifically for inclusion therein. If so requested, the Securityholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 8(b). In no event shall the liability of the Securityholder of be greater in amount than the dollar amount of the net proceeds received by the Securityholder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company and the other Persons described above shall be entitled to request indemnities from underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement.

                  (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such indemnified Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to the indemnified party in a timely manner or (C) in the reasonable judgment of any such Person, based upon advice of its counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of the claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, as well as one local counsel in each relevant jurisdiction.

                  (d) CONTRIBUTION. If for any reason the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by Section 8(a) and
Section 8(b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, determined by reference to whether the untrue statement of a material fact or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on one part, or the Securityholder, on another part, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that indemnifying Securityholder shall not be required to contribute an amount greater than the dollar amount of the net proceeds received by the Securityholder with respect to the sale of the Registrable Securities giving rise to such indemnification obligation less any amounts otherwise paid or payable by such indemnifying party as damages, penalties or otherwise in connection with such matter. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentations.


         SECTION 9. RULES 144 AND 144A. The Company shall use its reasonable best efforts to make publicly available and available to the Securityholder, pursuant to Rule 144, such information as is necessary to enable the Securityholder to make sales of Registrable Securities pursuant to that Rule. The Company shall use its reasonable best efforts to file timely with the SEC all documents and reports required of the Company under the Exchange Act. After the Company completes the Registration, the Company shall furnish to the Securityholder, upon request, a written statement executed on behalf of the Company as to compliance with the current public information requirements of Rule 144. In addition, the Company will provide to the Securityholder or any potential purchaser of a Registrable Security, upon any such Person's reasonable request, the information required by paragraph (d)(4) of Rule 144A.


         SECTION 10.     PARTICIPATION IN UNDERWRITTEN REGISTRATIONS.

                  (a) If any of the Registrable Securities covered by a demand Registration hereunder are to be sold in an Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Securityholder (or, in the case of a registration initiated pursuant Section 4, the holders of a majority of the securities included in such offering (on a Registrable Class equivalent basis)); provided further that such investment bankers and managers must be reasonably satisfactory to the Company, acting in good faith, based on identified business reasons specific to such bankers or managers.

                  (b)  No Person may participate in any Underwritten
Offering hereunder unless such Person (i) agrees to sell such Person's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements. Nothing in this Section 10 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

                  (c) The Securityholder hereby agrees that, during the period of duration (up to, but not exceeding, 15 days prior to the closing date of the Underwritten Offering and 90 days thereafter) specified by an underwriter of a Registrable Class or other securities of the Company of the same class as Registrable Securities, following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees, Affiliates of the Securityholder (and the equityholders of any successor entities thereto) and their Affiliates that agree to be similarly bound) any Registrable Securities of the Company of the same class as those offered pursuant to such registration statement held by it at any time during such period except Registrable Securities included in such Registration; provided, however, that:

                        (i) all officers and directors of the Company, all holders of in excess of one percent of any class of securities of the Company, and all other persons with registration rights (whether or not pursuant to this Agreement) enter into agreements which are no less restrictive;

                       (ii) the aggregate of the period in which dispositions of Registrable Securities are restricted pursuant to this Section 10(c) and any period during which the filing of a registration statement is deferred pursuant to Section 3(a) and Section 3(d) or otherwise shall not exceed 90days in any 12-month period;

                     (iii) such restriction shall not prevent sales pursuant to Rule 144 or private placement sales to purchasers, Affiliates of the Securityholder (and the equityholders of any successor entities thereto) and their Affiliates that agree to similar restrictions (which agreements shall not be required for sales made pursuant to Rule 144); and

                     (iv) this Section 10(c) shall not apply when the Securityholder beneficially owns less than 2% of any class of securities of the Company.

         In order to enforce the foregoing covenant, the Securityholder will, if requested in writing, execute an agreement in the form provided by the underwriter containing terms which are consistent with the provisions of this Section.


         SECTION 11. NO INCONSISTENT AGREEMENTS. The Company has not previously and shall not in the future enter into any agreement, arrangement or understanding with respect to its securities that is inconsistent with the rights granted to the Securityholder in this Agreement or otherwise conflicts with the provisions hereof.


         SECTION 12. AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this Section 12, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Securityholder.


         SECTION 13. REMEDIES. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically or to recover damages or to exercise any other remedy available to it at law or in equity. The foregoing rights and remedies shall be cumulative and the exercise of any right or remedy provided herein shall not preclude any Person from exercising any other right or remedy provided herein. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.


         SECTION 14. NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telecopier, or air-courier guaranteeing overnight delivery:

                  (a)    If to the Securityholder:

                           Riverdale LLC
                           c/o Icahn Associates
                           767 5th Avenue, 47th  Floor
                           New York, NY 10153-4798
                           Attn: Marc Weitzen, Esq.
                           Facsimile: (212) 688-1158

                  (b)    If to the Company:

                           GenesisIntermedia, Inc.
                           5805 Sepulveda Blvd., 8th Floor
                           Van Nuys, CA 91411-2522
                           Attn: Ramy El-Batrawi
                           Facsimile: 818-902-4301

and thereafter at such other address as may be designated from time to time by notice given in accordance with the provisions of this Section 14.

                  (c) All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery, telecopier or telegram, on the date of such delivery (assuming delivery is confirmed), (ii) in the case of overnight guaranteed delivery air courier, on the Business Day after the date when sent and (iii) in the case of mailing, on the third Business Day following such mailing.


         SECTION 15. SUCCESSORS AND ASSIGNS. Any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Securityholder in connection with the transfer of its Registrable Securities without the prior written consent of the Company; provided (a) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 6 (if applicable to the transferor); and
(c) such transferee or assignee (i) agrees to act through a single representative with the Securityholder for the purpose of exercising rights, receiving notices and taking action hereunder, or (ii) acquires all of the shares of Registrable Securities held by the Securityholder or at least one million (1,000,000) shares of such Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations). Subject to the foregoing, any such transferee or assignee shall be subject to all rights and obligations hereunder and, if requested by the Company, shall agree in writing to be bound by the terms of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including without limitation and without the need for an express assignment, subsequent holders of the Registrable Securities.


         SECTION 16. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


         SECTION 17. HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

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



         SECTION 18. GOVERNING LAW. This Agreement shall be governed by, construed and enforced in accordance with, the laws of the State of New York without regard to the principles thereof relating to conflict of laws. Service of process on the parties in any action arising out of or relating to this Agreement shall be effective if mailed to the parties in accordance with Section 14 hereof. The parties hereto waive all right to trial by jury in any action or proceeding to enforce or defend any rights under this Agreement.


         SECTION 19. SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.


         SECTION 20. ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


         SECTION 21. ATTORNEYS' FEES. In any proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 SECURITYHOLDER:

                                 RIVERDALE LLC


                                 By: ________________________________
                                     Robert J. Mitchell
                                     Manager


                                 COMPANY:

                                 GENESISINTERMEDIA, INC.


                                 By: ________________________________
                                     Ramy Y. El-Batrawi
                                     Chairman and Chief Executive Officer




AGREED AND ACCEPTED
FOR PURPOSES OF SECTIONS
6 AND 11-21 ONLY:


______________________
Ramy Y. El-Batrawi


                                       20